CONSULTING SERVICES AGREEMENT

THIS AGREEMENT dated the 6th day of September, 2006.

BETWEEN:

NORTH AMERICAN MINERALS GROUP, INC., a corporation continued pursuant to the laws of the Province of British Columbia (“North American Minerals”)

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TODD MONTGOMERY, an individual resident in the in the City of Calgary, in the Province of Alberta (“Montgomery”)

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BRENT WALTER, an individual resident in the in the City of Calgary, in the Province of Alberta (“Walter”)

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YAKOV LAPID, an individual resident in the in the City of Calgary, in the Province of Alberta (“Yakov”)

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YAIR LAPID, an individual resident in the in the City of Calgary, in the Province of Alberta (“Yair”)

(Montgomery, Walter, Yakov and Yair collectively referred to herein as, the “Consultants”)

WITNESSESETH THAT WHEREAS:

(a)
North American Minerals wished to acquire certain properties with potential for conducting diamond mining operations by identifying potential vendors of such properties and acquiring such properties on terms financially favourable to North American Minerals;

(b)
to achieve the desired commercial results North American Minerals required the expert consulting and advisory services of the Consultants to identify opportunities for acquiring such properties, and to find or identify appropriate potential vendors to achieve such objectives (the “Services”);

(c)
the Consultants have considerable experience and expertise in matters relating to the Services and North American Minerals determined to engage the Consultants for the provision of the Services and agreed to pay the Consultants a finder’s fee commensurate with the results achieved for North American Minerals from such Services, and the Consultants agreed to provide the Services to North American Minerals on such basis;

(d)
in the course of providing such Services, the Consultants identified an opportunity to acquire certain properties (the “Properties”) from E.D. Black (“Black”) and, to that end, assisted North American Minerals in making initial contact and opening negotiations with Black to conclude an arrangement with Black whereby Black would sell the Properties upon favourable terms;

(e)
in consideration for the Services and subject to compliance with all applicable regulations, stock exchange rules and securities commission rules and polices North American Minerals agreed to issue to the Consultants an aggregate of one million (1,000,000) Class A common shares (“Common Shares”) in the capital of North American Minerals (the “Success Fee”); and

(f)	the parties hereto now intend to evidence the agreement of the Consultants to perform the Services and of North American Minerals to pay the Success Fee by the execution of this Agreement.

NOW THEREFORE in consideration of the premises, of the mutual commitments evidenced herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	The recitals to this Agreement are incorporated into and shall form part of this Agreement.

2.
The Consultants confirm that they have completed the performance of the Services and North American Minerals confirms that all the Services have been performed to its satisfaction and have achieved for North American Minerals the desired goal of acquiring properties with the potential for conducting diamond mining operations.

3.
North American Minerals acknowledges and agrees that, in consideration of the benefits to North American Minerals resulting from the Services, forthwith upon the execution hereof and subject to compliance with all applicable regulations, stock exchange rules and securities commission rules and policies, each Consultant shall be issued two hundred and fifty thousand (250,000) Common Shares.

4.	Each of the Consultants represent, warrant and covenant to the Corporation (and acknowledge that the Corporation and its counsel is relying thereon) that:

(a)
it has been independently advised as to restrictions with respect to trading in the Common Shares imposed by applicable securities legislation, confirms that no representation (written or oral) has been made to it by or on behalf of the Corporation with respect thereto, acknowledges that it is aware of the characteristics of the Common Shares, the risks relating to an investment therein and of the fact that it may not be able to resell the Common Shares except in accordance with limited exemptions under applicable securities legislation and regulatory policy until expiry of the applicable hold period or restricted period and compliance with the other requirements of applicable law; and it agrees that any certificates representing the Common Shares will bear a legend indicating that the resale of such securities is restricted;

(b)
it is aware that: (i) the Corporation is not a reporting issuer under the securities legislation of any province and that as a result the applicable hold period on the Common Shares may never expire; (ii) if no further statutory exemption may be relied upon and no discretionary order is obtained, this could result in it having to hold the Common Shares acquired hereunder for an indefinite period of time; (iii) there is no market for the Common Shares; and (iv) the Corporation is not undertaking to file a prospectus, now or in the future;

(c)
it has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, any prospectus, sales or advertising literature, or any other document (other than an annual report, annual information form, interim report, information circular or any other continuous disclosure document, other than an offering memorandum, the content of which is prescribed by statute or regulation) describing or purporting to describe the business and affairs of the Corporation which has been prepared for delivery to, and review by, prospective purchasers in order to assist it in making an investment decision in respect of the Common Shares;

(d)
it is resident in Alberta and is a “close business associate” of a director, officer, employee, founder or control person of the Corporation (as such terms are defined under applicable securities laws) and, if requested by the Corporation, will provide a signed statement describing the relationship with any of such persons.  For the purposes of this subparagraph “close business associate” means that the Consultant has had sufficient prior business dealings with such individual (where such relationship is direct and extends beyond being a casual business associate or a person introduced or solicited for the purpose of purchasing securities or a client, customer or former client or customer or being a close business associate of a close business associate of such individual) to be in a position to assess the capabilities and trustworthiness of such individual; and

(e)
it acknowledges that it is encouraged to obtain independent legal, income tax and investment advice with respect to its subscription for the Common Shares and accordingly, has had an opportunity to acquire an understanding of the meanings of all terms contained herein relevant to the Consultant for the purpose of giving the representations, warranties and covenants under this Agreement.

5.	All notices and correspondence required under the terms of this Agreement shall be in writing and sent by registered mail, courier or facsimile:

To North American Minerals:

North American Minerals Group, Inc.
40 Wood Cres. SW
Calgary, Alberta T2W 4B6
Fax:           (801) 405-0061
Email:        northamericanminerals@yahoo.com

To the Consultants:

Todd Montgomery Suite 1003, 2010 Ulster Road N.W. Calgary, Alberta T2N 4C2 Fax: (775) 786-7551	Brent Walter Suite 2, 880 – 16th Avenue S.W. Calgary, Alberta T2R 1J9 Fax: (403) 262-4860 Email: bwalter@proventurelaw.com

Yakov Lapid 40 Wood Cres. SW Calgary, Alberta T2W 4B6 Fax: (403) 251-3413 Email: lapid@telus.net	Yair Lapid 40 Wood Cres. SW Calgary, Alberta T2W 4B6 Fax: (403) 251-3413 Email: yair@telus.net

A document sent by registered mail or by courier shall be deemed to have been received on the date indicated upon the confirmation of receipt.  A document sent by telecopier shall be deemed to have been received on the day following the date of transmission as indicated on the transmission confirmation.  Either party may at any time give notice in writing to the other party of the change of its coordinates for the purpose of this Agreement.

6.	This Agreement shall not be assigned by either party hereto without the prior written consent of the other parties which consent shall not be unreasonably withheld.

7.
Nothing in the terms of the present Agreement shall be interpreted as creating an employment or agency relationship, a partnership or a joint venture between North American Minerals or its employees and the Consultants, nor as conferring upon North American Minerals or its employees the authority to bind the Consultants with respect to suppliers, business partners or licensees of the Consultants or any other person.  Each of the Consultants represents that it is in business for itself and that it is an independent contractor for income tax purposes.

8.
The Consultants acknowledge that they have had access to property and information of North American Minerals.  All confidential information, trade secrets or property that the Consultants have had access to or which they have acquired in relation to providing the Services or performing this Agreement shall be kept strictly confidential by the Consultants, except to the extent disclosure thereof is authorized by North American Minerals or required by law, and shall be used only for the benefit of North American Minerals.  The Consultants agree not to use for their own purposes or for any purpose other than that of North American Minerals any information which has been learned or which the Consultants have had access to during the provision of the Services.  The Consultants hereby acknowledge that they have returned to North American Minerals all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, materials, equipment or any other documents belonging to North American Minerals, together with any copies, which may have come into the Consultants’ possession.

9.	This Agreement shall be governed by, interpreted, and construed in accordance with the laws of the Province of Alberta, without regard to the conflicts of law principles thereof.

10.
This Agreement sets forth the entire agreement between the parties concerning the subject matter hereof, and supersedes all prior and contemporaneous written or oral negotiations and agreements between them concerning the subject matter hereof.

11.
This Agreement may be executed in counterparts with the same effect as if all parties had signed the same document, each of which counterparts shall be deemed to be an original and all of which together shall constitute one and the same Agreement.  Either party may deliver an executed copy of this Agreement to the other by facsimile transmission.

IN WITNESS WHEREOF the parties hereto have executed this Agreement effective as of the date first above written.

NORTH AMERICAN MINERALS GROUP INC.

	Per:	/s/ Yosi Lapid

/s/ Todd Montgomery
Witness	TODD MONTGOMERY

/s/ Anita L. Walter	/s/ Brent Walter
Witness	BRENT WALTER

/s/ Juliamai Giffen	/s/ Yakov Lapid
Witness	YAKOV LAPID

/s/ Juliamai Giffen	/s/ Yair Lapid
Witness	YAIR LAPID